Exhibit 4.10

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) made as of the 15th day of November 2004, by and among Nexus Telocation Systems Ltd., (hereinafter “Nexus” or “Company ” ), a company organized under the laws of the State of Israel, with offices at 1 Korazin Street, Givatayim, Israel, Gandyr Investments 2004 Ltd. a company organized under the laws of the State of Israel, with offices at 85 Medinat Hayehudim Street, Herzeliya (“Gandyr”), Govli Ltd. a company organized under the laws of the State of Israel, with offices at 31 Halechi Street, Bnei Brak and Sulam Financial Holdings Ltd. a company organized under the laws of the State of Israel, with offices at 85 Medinat Hayehudim Street, Herzeliya (“Sulam” and jointly with Gandyr and Govli “Purchasers” and each of them “Purchaser”).

1.	DEFINITIONS

	1.1.	“Commission” means the U.S. Securities and Exchange Commission.

1.2.

“Form F-3” means such form under the Securities Act as in effect on the date hereof of any registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

	1.3.	“Holder” means the holders of Registrable Securities.

	1.4.	“Investment Agreement” means: the agreement dated November 15, 2004, by and between Nexus, Pointer (Eden Telecom Group) Ltd. (“Pointer”) and the Purchasers.

	1.5.	“Pointer Registrable Securities” means the Ordinary Shares and Warrants issued to the shareholders of Pointer by Nexus pursuant to a certain Share Exchange Agreement, dated April 25, 2004.

1.6.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the SEC of effectiveness of such registration statement or document or the equivalent under the laws of another jurisdiction.

1.7.

“Registrable Securities” means: (i) any shares issued by Nexus to the Purchasers in accordance with the Investment Agreement (the “Shares”); (ii) any securities issued or issuable with respect to Shares issued and/or acquired by the Purchasers by way of bonus shares, share splits, share conversions on account of the Shares. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been effectively registered under the Securities Act and/or any other applicable securities law, although they will again become Registrable Securities if later deregistered.

	1.8.	“SEC” means the United States Securities and Exchange Commission.

	1.9.	“Securities Act” means the U.S. Securities Act of 1933, as amended.

	1.10.	“Underwritten Offering” means a registration in connection with which securities are sold to an underwriter for re-offering to the public pursuant to an effective Registration Statement.

2.	Registration.

2.1.

Within 4 (four) months after the Issuance of Shares to a Purchaser, Nexus will file a Registration Statement on Form F-3 with respect to all of the Registrable Securities (the “Registration Statement”) with the Commission. Nexus shall make its best efforts to have such registration Statement declared effective by the Commission as soon as practicable thereafter. Nexus agrees to use its best efforts to keep the Registration Statement continuously effective for a period of 36 months following the date on which the Registration Statement is initially declared effective or such shorter period when all of the shares covered by the Registration Statement have been sold pursuant to the Registration Statement. Nexus further agrees, if necessary, to supplement or amend the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by Nexus for such Registration Statement or by the Securities Act or by any other rules and regulations there under for registration.

2.2.

Nexus shall not be required to keep the Registration Statement effective between March 15 and June 30 of each year. Nexus shall (i) notify the Purchaser in writing at least 30 business days in advance, if the Registration Statement’s effectiveness is to be suspended and (ii) immediately notify the Purchaser upon the Registration Statement becoming effective again.

2.3.

The Purchaser may not participate in any Underwritten Offering hereunder unless the Purchaser (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements entered into in connection therewith and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other customary documents required under the terms of such agreements.

3.	Registration Expenses.

3.1.

Nexus shall bear and be responsible for all registration expenses incurred in connection with the transactions described herein. Registration expenses include all expenses incident to Nexus’ performance of or compliance with this Agreement, including without limitation expenses incurred in connection with the preparation of a prospectus. Notwithstanding the foregoing, however, all underwriters’ discounts and commissions in respect of the sale of Registrable Securities shall be paid by the Purchasers, Egged Holdings Ltd. (“Egged”) and the holders of the Pointer Registrable Securities, pro rata in accordance with the number of shares sold in the offering, and the Purchaser shall bear the expense of its legal counsel, if separate from Nexus’ legal counsel.

3.2.

Nexus undertakes not to register for trade, prior to the registration of the Registrable Securities, any shares to be issued after the date of this Agreement. Without derogating from the provisions of Section 2 above, the Purchaser acknowledges that Nexus has a prior agreement and commitment to the holders of the Pointer Registrable Securities to register the Pointer Registrable Securities prior to the registration of the Registrable Securities.

	3.3.	Nexus will keep the Purchaser advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, Nexus will:

3.3.1.

Furnish to the Purchaser such numbers of copies of the Registration Statement in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

3.3.2.

Notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

4.	Indemnification.

4.1.

Nexus Indemnity. Nexus will indemnify the Purchaser and the Purchaser’s officers, directors and partners, and each person controlling the Purchaser, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any prospectus, offering circular or other document (including any related Registration Statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Nexus of the Securities Act including any rule or regulation thereunder applicable to Nexus relating to action or inaction required of Nexus in connection with any such registration, qualification or compliance, and will reimburse the Purchaser, its officers, directors and partners, and each person controlling the Purchaser, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that Nexus will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission so made in strict conformity with written information furnished to Nexus by the Purchaser or underwriter, if any, and stated to be specifically for use therein, and provided further that Nexus will not be liable in any such case if a settlement was effected without the prior written consent of Nexus, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser, the underwriter, or any controlling person of the Purchaser or the underwriter, and regardless of any sale in connection with such offering by the Purchaser. Such indemnity shall survive the transfer of the securities by the Purchaser.

4.2.

Purchaser Indemnity. The Purchaser shall indemnify and hold harmless Nexus, any underwriter for Nexus and each person, if any, who controls Nexus or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling shareholder’s consent) to which Nexus, any such underwriter or any such controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) Purchaser’s untrue statements of any material fact contained in the Registration Statement or included in the prospectus, as amended or supplemented, or (ii) Purchaser’s omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and the Purchaser will reimburse Nexus, any such underwriter and each such controlling person of Nexus or any such underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Purchaser to Nexus specifically for inclusion in the Registration Statement or prospectus and that such information was reasonably relied upon by Nexus for use in the Registration Statement, prospectus or to the extent that such information related to the Purchaser or the Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Purchaser expressly for use in the Registration Statement, form of prospectus;  provided, however, that the indemnity shall not apply to amounts paid in settlement of any losses if such settlement is effected without the prior written consent of the Purchaser. In no event shall the liability of the Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation; and in case that no sale of Registrable Securities occurred, then the liability shall not exceed the average value of the securities within the first three months after the registration.

5.

Information by Purchaser. The Purchaser shall furnish to Nexus such information regarding the Purchaser, the Registrable Securities held by it and the distribution proposed by the Purchaser as Nexus may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

6.

Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, Nexus agrees to:

	6.1.	Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

	6.2.	File with the Commission in a timely manner all reports and other documents required of Nexus under the Securities Act and the Exchange Act;

6.3.

So long as a holder of Registrable Securities owns any Restricted Shares (i.e. shares required to bear a legend restricting their transferability), furnish to such holder forthwith upon request a written statement by Nexus as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Nexus, and such other reports and documents so filed as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such shares without registration.

7.	Miscellaneous

7.1.

Transfer or Assignment of Registration Rights. The Purchaser may assign its rights to register Registrable Securities pursuant to this Agreement to a transferee of all or any part of its Rights under the Investment Agreement, on condition that such transferee shall fully undertake and comply with all limitations and obligations set herein. The transfer shall be effective only if (i) within twenty (20) days after such transfer, the transferor or transferee furnishes Nexus with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, and (ii) the transferee provides Nexus with its written agreement to be bound by this Agreement.

7.2.

Governing Law. This Agreement shall be governed by and construed under the laws of the State of Israel, without giving effect to the rules of conflict of laws thereof other than when application of Israeli law would render this Agreement, or any material provision herein, void or unenforceable, save for the securities laws referred to herein shall be interpreted in accordance with the federal laws of the United States of America.

7.3.	Submission to Jurisdiction

Each of the Parties submits to the exclusive jurisdiction of any court sitting in Tel Aviv - Jaffa, Israel, in any action or proceeding arising out of or relating to this Agreement.

7.4.

Notices. Unless otherwise provided, any notice required or permitted under this Registration Rights Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or facsimile transmission to the party to be notified or seven (7) business days after deposit with a National Post Office, for dispatch by registered or certified mail, postage prepaid and addressed to the party to be notified at the address set forth opposite such party’s signature or such other address notified by the party to be notified.

7.5.	Integration, Amendments, Waivers and Interpretation.

7.5.1.

This Registration Rights Agreement is the entire agreement between the parties as to the subject matter contained herein and supersedes all other agreements, oral and written, heretofore made between the parties.

7.5.2.

The waiver by either party of any breach or alleged breach of provision hereunder shall not be construed to be a waiver of any concurrent, prior or succeeding breach of said provision or any other provision herein.

	7.5.3.	Should any portion of this Registration Rights Agreement be held invalid, or unlawful, the remainder of the Registration Rights Agreement shall continue to be binding on both parties.

	7.5.4.	Any amendment hereto must be in writing and must be signed by authorized representatives of the parties to this Agreement.

8.

Registration of Shares of an Affiliate. In the event that that the Holders become shareholders in a subsidiary of the Company (in this Section an “Affiliate”) through spin-off or other similar restructuring and such Affiliate files a registration statement for a public offering of its securities, the Company shall cause such Affiliate to grant any Holder owning shares in such Affiliate the rights set forth in this Registration Rights Agreement under terms and conditions approximately equal to those set forth herein.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

Nexus Telocation Systems Ltd.	Gandyr Investments 2004 Ltd.

By:	By:

Title:	Title:

Govli Ltd.	Sulam Financial Holdings Ltd.

By:	By:

Title:	Title: